Signal Technology, Inc.
Exhibit 32.1

Certification of Chief Executive Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Report of Applied Signal Technology, Inc. (the "Company") on Form 10-Q for the period ended January 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gary L. Yancey, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gary L. Yancey _____________ _____	Date: March 9, 2004 _______________
Gary L. Yancey President and Chief Executive Officer